SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): October 10, 2014

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On October 10, 2014, the Registrant, through WHLR-Crockett Square, LLC, a Virginia limited liability company (“WHLR-Crockett Square”) and a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) as buyer, with RPAI Morristown Crockett, L.L.C. , a Delaware limited liability company, as seller (the “Seller”), for the purchase of real property located at 507 South Davy Crockett Parkway, Morristown, Tennessee, commonly known as Crockett Square, for the sales price of Nine Million Seven Hundred Fifty Thousand and 00/100 Dollars ($9,750,000).

Jon Wheeler, the Registrant’s Chairman and Chief Executive Officer, is the managing member of WHLR-Crockett Square. No director, officer or affiliate of the Registrant is affiliated with the Seller.

On October 14, 2014, the Registrant issued a press release announcing the contract to acquire Crockett Square.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not Applicable.

(d)	Exhibits.

10.1	Purchase and Sale Agreement, dated October 10, 2014, by and between WHLR-Crockett Square and the Seller.

99.1	Press release, dated October 14, 2014, relating to WHLR-Crockett Square's entry into the contract to acquire Crockett Square.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: October 14, 2014

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Purchase and Sale Agreement, dated October 10, 2014, by and between WHLR-Crockett Square and the Seller.
99.1	Press release, dated October 14, 2014, relating to WHLR-Crockett Square's entry into the contract to acquire Crockett Square.